EXHIBIT 10.1
Amendment No. 2 to Loan and Security Agreement
Borrower:	Mindspeed Technologies, Inc.

Address:	4000 MacArthur Blvd., East Tower Newport Beach, CA 92660
THIS AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is dated as of March 31, 2010, by and between SILICON VALLEY BANK, a California corporation (“Bank”) and MINDSPEED TECHNOLOGIES, INC., a Delaware corporation (“Borrower”).
Recitals
A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of September 30, 2008 (as amended, the “Loan Agreement”).
B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.
C. Bank and Borrower desire to modify the Loan Agreement as set forth herein, subject, in all respects, to the terms and conditions hereof.
Agreement
Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
2. Modifications to Loan Agreement. Unless otherwise specifically set forth below, the following modifications to the Loan Agreement shall be deemed effective as of March 31, 2010.
2.1 Modification to Payment of Annual Commitment Fee. Section 2.4(a) of the Loan Agreement requires the payment by Borrower to Bank of an annual commitment fee of $56,250 per year on the anniversary date of the Effective Date. Due to the reduction of the Revolving Line Maximum Dollar Amount in connection with the effectiveness of this Amendment, it is agreed that no further annual commitment fee shall be due and payable by Borrower after March 31, 2010 through the Revolving Line Maturity Date, provided, however, that all commitment fees paid by Borrower prior to March 31, 2010 are not subject to refund or proration, and are deemed fully earned by Bank, and shall be in addition to interest and to all other amounts payable hereunder.

2.2 Modification to Section 2.4(e). Section 2.4(e) of the Loan Agreement is hereby amended and restated to read as follows:
“(e) Collateral Monitoring Fee. A monthly collateral monitoring fee of $2,500, payable in arrears on the last day of each month (prorated for any partial month at the beginning and upon termination of this Agreement), provided that at such times only as the Net Cash Test is and remains satisfied for an entire month, then no collateral monitoring fee shall be due and payable for such month; and”
2.3 Modification to Section 6.6. Section 6.6 of the Loan Agreement is hereby amended and restated to read as follows:
“6.6 Access to Collateral; Books and Records. At reasonable times, on five (5) Business Days’ notice (provided no notice is required if an Event of Default has occurred and is continuing and, absent an Event of Default, one (1) Business Day’s notice only shall be required under circumstances where Bank reasonably determines, based on the then-existing circumstances affecting Borrower or the integrity of the Collateral, that such access is needed), Bank, or its agents, shall have the right to inspect the Collateral and the right to audit and copy Borrower’s Books, provided that such audits shall be conducted no more often than once every fiscal year. Notwithstanding the foregoing, there shall be no restriction on the number of audits if, at the time of the proposed audit, an Event of Default has occurred and is continuing. The foregoing inspections and audits shall be at Borrower’s expense, and the charge therefor shall be $850 per person per day (or such higher amount as shall represent Bank’s then-current standard charge for the same), plus reasonable out-of-pocket expenses. In the event Borrower and Bank schedule an audit more than ten (10) days in advance, and Borrower cancels or reschedules the audit with less than ten (10) days written notice to Bank, then (without limiting any of Bank’s rights or remedies), Borrower shall pay Bank a fee of $1,000 plus any out-of-pocket expenses incurred by Bank to compensate Bank for the anticipated costs and expenses of the cancellation or rescheduling.”
2.4 Modification to Section 6.9. Section 6.9 of the Loan Agreement is hereby amended and restated to read as follows:
“6.9 Financial Covenant.
Borrower shall maintain on a consolidated basis with respect to Borrower and its Subsidiaries, a Tangible Net Worth of at least $14,500,000, to be tested as of the last day of each fiscal quarter.”
2.5 Modification to Section 12.1 Section 12.1 of the Loan Agreement is hereby amended and restated to read as follows:

“12.1 Termination Prior to Revolving Line Maturity Date. This Agreement may be terminated prior to the Revolving Line Maturity Date by Borrower, effective three (3) Business Days after written notice of termination is given to Bank. Notwithstanding any such termination, Bank’s lien and security interest in the Collateral shall continue until Borrower fully satisfies its Obligations (other than for inchoate indemnity obligations) and provides cash collateral for any Letters of Credit in an amount and subject to such terms and conditions as are acceptable to Bank. If such termination is at Borrower’s election or at Bank’s election due to the occurrence and continuance of an Event of Default, Borrower shall pay to Bank, in addition to the payment of any other expenses or fees then-owing, a termination fee in an amount equal to the following:
(i) $450,000 if termination is effective prior to the first anniversary of the Effective Date;
(ii) $300,000 if termination is effective on or after the first anniversary of the Effective Date and prior to the second anniversary of the Effective Date; and
(iii) $150,000 if termination is effective on or after the second anniversary of the Effective Date and prior to 90 days before the third anniversary of the Effective Date;
provided that no termination fee shall be charged if the credit facility hereunder is replaced with a new facility from Bank or another division of Bank.”
2.6 Modification to Eligible Accounts Definition. Clause (c) of the definition of “Eligible Accounts” as set forth in Section 13.1 of the Loan Agreement that now reads as follows:
“(c) Accounts billed in the United States and owing from an Account Debtor which does not have its principal place of business in the United States unless such Accounts are billed and collected in the United States, are otherwise Eligible Accounts and are covered by credit insurance satisfactory to Bank, less any amount not covered by such insurance, if any, and less any deductible;”
is hereby amended to read as:
“(c) (i) Accounts billed in the United States and owing from an Account Debtor which does not have its principal place of business in the United States unless such Accounts are billed and collected in the United States and are otherwise Eligible Accounts hereunder and the Net Cash Test is and remains satisfied; and

(ii) At such times as the Net Cash Test is not satisfied, then Accounts billed in the United States and owing from an Account Debtor which does not have its principal place of business in the United States unless such Accounts are billed and collected in the United States, are otherwise Eligible Accounts and are covered by credit insurance satisfactory to Bank, less any amount not covered by such insurance, if any, and less any deductible;”
2.7 Modification to Revolving Line Maximum Dollar Amount. The definition of “Revolving Line Maximum Dollar Amount” as set forth in Section 13.1 of the Loan Agreement that now reads as follows:
“Revolving Line Maximum Dollar Amount” is Fifteen Million Dollars ($15,000,000).
is hereby amended to read as:
“Revolving Line Maximum Dollar Amount” is Five Million Dollars ($5,000,000).
3. Limitation of Amendments.
3.1 The consents and amendments set forth in this Amendment are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.
3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:
4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date), and (b) no Event of Default has occurred and is continuing;
4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
4.3 The organizational documents of Borrower previously delivered to Bank remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;
4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and
4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
5. Fee. Borrower shall pay to Bank a fully earned, non-refundable amendment fee of $5,000 in connection herewith which is payable concurrently herewith. Such fee is in addition to interest and all other fees, expenses, costs and other amounts payable under the Loan Agreement or other Loan Documents, and is not refundable.
6. Bank Expenses. Borrower agrees to reimburse Bank for all its reasonable costs and expenses (including reasonable attorneys’ fees) incurred in connection with this Amendment. Bank is authorized to charge said fees, costs and expenses to Borrower’s loan account or any of Borrower’s deposit accounts maintained with Bank.
7. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
[Remainder of Page Blank; Signature Page Follows]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK			BORROWER

SILICON VALLEY BANK			MINDSPEED TECHNOLOGIES, INC.

By:	/s/ Kurt Miklinski		By:	/s/ Bret Johnsen

	Name:	Kurt Miklinski		Name:	Bret Johnsen
	Title:	Vice President		Title:	Chief Financial Officer
[Signature Page to Amendment No. 2 to Loan and Security Agreement dated as of March 31, 2010]

Consent by Guarantors
Each of the undersigned parties is a guarantor under a Continuing Guaranty in favor of Silicon Valley Bank with respect to the indebtedness and obligations of MINDSPEED TECHNOLOGIES, INC. and hereby consents to the terms and conditions set forth in the foregoing Amendment and further hereby expressly acknowledges and agrees that the Guaranty and each of the other loan documents to which it is a party remain in full force and effect.

Guarantor Signature: Maker Communications, Inc.
By	/s/ Bret W. Johnsen
	Name: Title:	Bret W. Johnsen President & Treasurer

Guarantor Signature: Mindspeed Development Sub, Inc.
By	/s/ Bret W. Johnsen
	Name:	Bret W. Johnsen
	Title:	Treasurer and Assistant Secretary

Guarantor Signature: Mindspeed Technologies, LLC
By	/s/ Bret W. Johnsen
	Name:	Bret W. Johnsen
	Title:	Manager